UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2026, VisionWave Holdings, Inc. (the “Company”) entered into a Letter of Engagement (“LOE”) with the National Oil Company of Liberia (“NOCAL”), relating to offshore petroleum Blocks LB-4 and LB-5 located in the Liberia Basin. The LOE establishes a structured framework for the Company to advance toward the execution of a Production Sharing Contract (“PSC”) with the Government of Liberia, subject to prequalification by the Liberia Petroleum Regulatory Authority (“LPRA”), regulatory approvals, and legislative ratification by the Liberian Legislature.

Key Terms of the LOE

●	Exclusivity:

The Company has been granted exclusive, non-transferable rights to pursue the Blocks for a period of eight (8) months from execution of the LOE (“Effective Date”), subject to extension if delays in the PSC process are not attributable to the Company. During this period, NOCAL is prohibited from negotiating or granting rights in the Blocks to third parties (except limited reconnaissance licenses that do not interfere). Assignment requires NOCAL’s prior written approval, not unreasonably withheld.

●	Initial Signing Bonus:

The Company has agreed to pay an initial signing bonus of $300,000 per block (total $600,000) within sixty (60) days following execution of the LOE by both parties. In the event the Blocks are not awarded to the Company for reasons not attributable to the Company, such payment is refundable in full without interest. This obligation is binding and material to the Company’s near-term liquidity.

●	Data Licensing Requirement:

Following execution of a PSC, the Company would be required to license seismic data for not less than $1,000,000 per block within 120 days of PSC execution.

●	PSC Signature Bonus:

Upon execution and ratification of a PSC, the Company would be required to pay a signature bonus of $1,000,000 per block, payable within ninety (90) days of legislative ratification.

●	Participating Interests (subject to PSC):

The LOE contemplates:

o	10% carried interest to NOCAL;

o	10% carried interest to the Government of Liberia;

o	5% carried interest to citizens; and

o	Up to 5% participation by a local Liberian company.

●	Work Program:

The contemplated PSC includes a multi-phase exploration program over approximately seven (7) years.

Binding Nature; Conditions

The LOE contains binding provisions, including exclusivity, confidentiality, compliance with anti-corruption laws (including FCPA) and specified financial obligations. However, the LOE does not constitute a final award of petroleum rights or grant any exploration or production rights at this stage. The execution of a PSC remains subject to prequalification, regulatory approvals, and legislative ratification in Liberia. There can be no assurance that a PSC will be executed or that the Company will ultimately be awarded the Blocks, that the Company’s proprietary RF sensing technologies will prove feasible or effective in this new application domain (outside the Company’s core defense and security markets), or that the Company will derive any revenue or benefit from this initiative. The Company may require additional capital, strategic partners, or farm-out arrangements to fulfill obligations, and the transaction involves significant geopolitical, regulatory, and operational risks in an emerging market jurisdiction.

The foregoing description of the LOE does not purport to be complete and is qualified in its entirety by reference to the full text of the LOE, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 24, 2026, the Company issued a press release announcing the execution of the LOE described above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Engagement, dated March 18, 2026, by and between VisionWave Holdings, Inc. and the National Oil Company of Liberia (NOCAL)

99.1	Press Release dated Match 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman and Chief Executive Officer
Date:	March 24, 2026